UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2016

MAGNACHIP SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A. 1, Allée Scheffer, L-2520 Luxembourg, Grand Duchy of Luxembourg	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (352) 45-62-62

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 2, 2016, MagnaChip Semiconductor Corporation, a Delaware corporation (the “Company”), entered into an Amendment No. 1 dated as of March 2, 2016 (the “Amendment”) to the Rights Agreement, dated as of March 5, 2015, between the Company and American Stock Transfer & Trust Company, LLC, as rights agent.

Under the terms of the Amendment, the expiration date of the Company’s shareholder rights plan contemplated by the Rights Agreement has been extended. Following the Amendment, the shareholder rights plan will continue in effect to September 5, 2016, unless earlier redeemed or exchanged by the Company. The Amendment also includes changes to the definition of “Acquiring Person” to increase the ownership threshold triggering the rights from 10% to 12.5% for any person who is not a passive institutional investor. The Rights Agreement is also amended to change the purchase price for the exercise of rights under the rights plan to $12 from $24.

A copy of the Amendment is attached as Exhibit 4.1 to this Current Report and is incorporated herein by reference. A copy of the Rights Agreement as originally executed is attached as Exhibit 1 to the Form 8-A Registration Statement of the Company filed on March 6, 2015 and is incorporated herein by reference. This foregoing summary of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Amendment attached hereto as Exhibit 4.1.

Item 3.03.	Material Modification to Rights of Security Holders

Please see the disclosure set forth under Item 1.01 above, which is incorporated by reference into this Item 3.03.

Item 8.01.	Other Events.

On March 2, 2016, the Company issued a press release which announced the Amendment referred to under Item 1.01 above. A copy of the press release is included herein as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

4.1	Amendment No. 1 dated as of March 2, 2016, to the Rights Agreement between MagnaChip Semiconductor Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent.

99.1	Press Release, dated March 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MagnaChip Semiconductor Corporation

By:	/s/ Theodore Kim
Name:	Theodore Kim
Title:	Chief Compliance Officer, Executive Vice President, General Counsel and Secretary

Date: March 2, 2016

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